Exhibit 99.2

Ferro Corporation and Subsidiaries

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 19, 2014, Ferro Corporation (the “Company”) and its subsidiaries, Ferro (Belgium) Sprl and Ferro Mexicana S.A. de C.V. (the “Sellers”), sold substantially all of the assets related to the Company’s North America-based Polymer Additives business for a cash purchase price of $153.5 million, subject to customary working capital and other purchase price adjustments, to Polymer Additives, Inc., a wholly owned portfolio company of H.I.G. Capital, LLC, pursuant to the terms and conditions of an asset purchase agreement (the “Asset Purchase Agreement”) that the Company, the Sellers, and Polymer Additives, Inc. entered into concurrently with the sale. Assets included in the transaction are the Company’s four plants in the United States, its manufacturing operation in Newport, United Kingdom, certain assets at the Company’s former Baton Rouge, Louisiana plant and its polymer additives research and development lab in Independence, Ohio.  The four plants in the United States that were sold are located in Bridgeport, New Jersey; Cleveland, Ohio; Walton Hills, Ohio; and Fort Worth, Texas. The net cash proceeds are estimated to be approximately $142.5 million after expenses and income taxes.

Excluded from this transaction are the Company’s Europe-based Polymer Additives assets, including the Antwerp, Belgium dibenzoates manufacturing assets, and related Polymer Additives European headquarters and lab facilities.

The following unaudited pro forma condensed consolidated financial information of Ferro Corporation and its subsidiaries is presented to comply with Article 11 of Regulation S-X and follows prescribed SEC regulations. The unaudited pro forma condensed consolidated financial information is not intended to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project the Company’s results from operations or financial position for any future period. The prescribed regulations limit pro forma adjustments to those that are directly attributable to the disposition. Consequently, the Company has not reflected within the pro forma condensed consolidated financial information an allocation of any indirect corporate overhead or costs, such as administrative corporate functions, or any other costs that were shared with any retained business of the Company. As a result, such costs are reflected within the retained business. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014, presents pro forma effects of the transaction as if the sale of the assets related to the Company’s North America-based Polymer Additives business and the Specialty Plastics business had occurred on September 30, 2014. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2014, and the fiscal years ended December 31, 2013, 2012, and 2011, present the pro forma effects as if the sale of the assets related to the Company’s North America-based Polymer Additives business and the Specialty Plastics business had occurred on January 1, 2011.  The sale of the Specialty Plastics business was previously disclosed.

The preparation of this unaudited condensed consolidated pro forma financial information requires management to make estimates and assumptions based upon the information known at that time. Actual results could differ from these estimates.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial information and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

Ferro Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2014

		Pro Forma Adjustments
	As Reported	Specialty Plastics Disposition (a)	Polymer Additives Disposition (b)	Pro Forma
	(In thousands, except per share amounts)

Net sales	$850,698	$—	$—	$850,698
Cost of sales	624,487	—	—	624,487
Gross profit	226,211	—	—	226,211
Selling, general and administrative expenses	152,345	—	—	152,345
Restructuring and impairment charges	7,829	—	—	7,829
Other expense (income):
Interest expense	12,819	—	—	12,819
Interest earned	(52)	—	—	(52)
Loss on extinguishment of debt	14,352	—	—	14,352
Foreign currency gains, net	1,043	—	—	1,043
Miscellaneous income, net	4,038	—	—	4,038
Income before income taxes	33,837	—	—	33,837
Income tax expense	12,347	—	—	12,347
Loss from continuing operations	21,490	—	—	21,490
Income (loss) from discontinued operations, net of taxes	53,188	(59,989)	(13,018)	(19,819)
Net income (loss)	74,678	(59,989)	(13,018)	1,671
Less: Net income attributable to noncontrolling interests	49	—	—	49
Net income (loss) attributable to Ferro Corporation common shareholders	$74,629	$(59,989)	$(13,018)	$1,622

Weighted-average common shares outstanding	86,898			86,898
Incremental common shares attributable to performance shares, deferred stock units, restricted stock units and stock options	1,440			1,440
Weighted-average diluted shares outstanding	88,338			88,338

(Loss) earnings per share attributable to Ferro Corporation common shareholders:
Basic (loss) earnings:
Continuing operations	$0.25			$0.25
Discontinued operations	0.61			(0.23)
	$0.86			$0.02
Diluted (loss) earnings:
Continuing operations	$0.24			$0.24
Discontinued operations	0.60			(0.23)
	$0.84			$0.01

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Ferro Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2013

		Pro Forma Adjustments
	As Reported	Specialty Plastics Disposition (a)	Polymer Additives Disposition (b)	Pro Forma
	(In thousands, except per share amounts)

Net sales	$1,635,406	$(154,171)	$(234,031)	$1,247,204
Cost of sales	1,305,682	(129,486)	(207,558)	968,638
Gross profit	329,724	(24,685)	(26,473)	278,566
Selling, general and administrative expenses	176,282	(11,058)	(10,283)	154,941
Restructuring and impairment charges	41,733	(422)	(79)	41,232
Other expense (income):
Interest expense	27,333	(1,327)	(5,019)	20,987
Interest earned	(271)	—	—	(271)
Foreign currency losses, net	4,183	10	—	4,193
Miscellaneous income, net	(15,269)	14	(112)	(15,367)
Income before income taxes	95,733	(11,902)	(10,980)	72,851
Income tax expense	14,867	(433)	(154)	14,280
Income from continuing operations	80,866	(11,469)	(10,826)	58,571
Less: Net income attributable to noncontrolling interests	503	—	—	503
Income from continuing operations attributable to Ferro Corporation	$80,363	$(11,469)	$(10,826)	$58,068

Weighted-average common shares outstanding	86,484			86,484
Incremental common shares attributable to performance shares, deferred stock units, restricted stock units and stock options	1,013			1,013
Weighted-average diluted shares outstanding	87,497			87,497

Earnings per share attributable to Ferro Corporation common shareholders:
Basic earnings:
Continuing operations	$0.93			$0.67
Diluted earnings:
Continuing operations	$0.92			$0.66

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Ferro Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2012

		Pro Forma Adjustments
	As Reported	Specialty Plastics Disposition (a)	Polymer Additives Disposition (b)	Pro Forma
	(In thousands, except per share amounts)

Net sales	$1,744,613	$(156,312)	$(259,780)	$1,328,521
Cost of sales	1,455,043	(130,003)	(230,257)	1,094,783
Gross profit	289,570	(26,309)	(29,523)	233,738
Selling, general and administrative expenses	297,755	(10,908)	(10,126)	276,721
Restructuring and impairment charges	225,724	—	—	225,724
Other expense (income):
Interest expense	26,461	(1,007)	(3,764)	21,690
Interest earned	(311)	—	—	(311)
Foreign currency losses, net	2,186	(10)	—	2,176
Miscellaneous expense, net	3,095	16	(322)	2,789
Loss before income taxes	(265,340)	(14,400)	(15,311)	(295,051)
Income tax expense	108,850	(5,329)	(5,982)	97,539
Loss from continuing operations	(374,190)	(9,071)	(9,329)	(392,590)
Less: Net income attributable to noncontrolling interests	1,234	—	—	1,234
Loss from continuing operations attributable to Ferro Corporation	$(375,424)	$(9,071)	$(9,329)	$(393,824)

Weighted-average common shares outstanding	86,288			86,288
Incremental common shares attributable to performance shares, deferred stock units, restricted stock units and stock options	—			—
Weighted-average diluted shares outstanding	86,288			86,288

Loss per share attributable to Ferro Corporation common shareholders:
Basic loss:
Continuing operations	$(4.35)			$(4.56)
Diluted loss earnings:
Continuing operations	$(4.35)			$(4.56)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Ferro Corporation and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2011

		Pro Forma Adjustments
	As Reported	Specialty Plastics Disposition (a)	Polymer Additives Disposition (b)	Pro Forma
	(In thousands, except per share amounts)

Net sales	$2,130,853	$(159,357)	$(261,726)	$1,709,770
Cost of sales	1,728,048	(136,454)	(235,157)	1,356,437
Gross profit	402,805	(22,903)	(26,569)	353,333
Selling, general and administrative expenses	330,450	(11,659)	(10,797)	307,994
Restructuring and impairment charges	17,030	—	(8)	17,022
Other expense (income):
Interest expense	27,190	(819)	(3,277)	23,094
Interest earned	(285)	—	—	(285)
Foreign currency losses, net	4,758	—	—	4,758
Miscellaneous expense, net	2,572	10	(469)	2,113
Income (loss) before income taxes	21,090	(10,435)	(12,018)	(1,363)
Income tax expense	18,132	(3,532)	(2,669)	11,931
Income (loss) from continuing operations	2,958	(6,903)	(9,349)	(13,294)
Less: Net income attributable to noncontrolling interests	730	—	—	730
Income (loss) from continuing operations attributable to Ferro Corporation	$2,228	$(6,903)	$(9,349)	$(14,024)

Weighted-average common shares outstanding	86,119			86,119
Incremental common shares attributable to performance shares, deferred stock units, restricted stock units and stock options	659			—
Weighted-average diluted shares outstanding	86,778			86,119

Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic earnings (loss):
Continuing operations	$0.02			$(0.16)
Diluted earnings (loss):
Continuing operations	$0.02			$(0.16)

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Ferro Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2014

		Pro Forma Adjustments
	As Reported	Polymer Additives Disposition		Pro Forma
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$95,286	$153,500	(d)	$248,786
Accounts receivable, net	229,942			229,942
Inventories	157,764			157,764
Deferred income taxes	6,775			6,775
Other receivables	20,600			20,600
Other current assets	22,527			22,527
Current assets held-for-sale	86,480	(44,887)	(c)	41,593
Total current assets	619,374	108,613		727,987
Other assets
Property, plant and equipment, net	201,820			201,820
Goodwill	$62,443			$62,443
Amortizable intangible assets, net	17,710			17,710
Deferred income taxes	17,793			17,793
Other non-current assets	61,139			61,139
Non-current assets held-for-sale	54,530	(41,901)	(c)	12,629
Total assets	$1,034,809	$66,712		$1,101,521
LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$8,402	$—		$8,402
Accounts payable	134,937	3,000	(d)	137,937
Accrued payrolls	34,313	—		34,313
Accrued expenses and other current liabilities	66,504	8,000	(d)	74,504
Current liabilities held-for-sale	30,303	(14,534)	(c)	15,769
Total current liabilities	274,459	(3,534)		270,925
Other liabilities
Long-term debt, less current portion	300,772	—		300,772
Postretirement and pension liabilities	85,174	—		85,174
Other non-current liabilities	30,393	—		30,393
Non-current liabilities held-for-sale	2,863	(1,324)	(c)	1,539
Total liabilities	693,661	(4,858)		688,803
Equity
Ferro Corporation shareholders’ equity:
Common stock	93,436	—		93,436
Paid-in capital	316,133	—		316,133
Retained earnings	59,965	71,570	(c)	131,535
Accumulated other comprehensive loss	(3,893)	—		(3,893)
Common shares in treasury, at cost	(136,221)	—		(136,221)
Total Ferro Corporation shareholders’ equity	329,420	71,570		400,990
Noncontrolling interests	11,728			11,728
Total equity	341,148	71,570		412,718
Total liabilities and equity	$1,034,809	$66,712		$1,101,521

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Ferro Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1 – Pro Forma Adjustments

(a)

This pro forma adjustments column represents the historical financial results of the Specialty Plastics business sold on July 1, 2014, in accordance with ASC 205 – Presentation of Financial Statements, including the allocation of interest expense based on the ratio of net assets of the Specialty Plastics business to consolidated net assets of the Company, excluding debt.  Pro forma adjustments exclude certain corporate costs attributable to or allocated to the business that was sold.

(b)

This pro forma adjustments column represents the historical financial results of the North America-based Polymer Additives business sold on December 19, 2014, in accordance with ASC 205 – Presentation of Financial Statements, including the allocation of interest expense based on the ratio of net assets of the North America-based Polymer Additives business to consolidated net assets of the Company, excluding debt.  Pro forma adjustments exclude certain corporate costs attributable to or allocated to the business that was sold.

(c)	These adjustments represent the elimination of the assets and liabilities of the North America-based Polymer Additives business sold as if the transaction had occurred on September 30, 2014.

(d)

These amounts represent adjustments for the gain from the transaction, including proceeds of $153.5 million, net of estimated transaction costs and income tax expense of $3.0 million and $8.0 million, respectively, resulting in an estimated gain of $71.6 million.  The estimate is based on the information as of December 19, 2014.  The actual gain may differ due to post-closing adjustments and the change in assets and liabilities between September 30, 2014 and closing.  The gain is calculated as follows (in thousands):

Purchase Price	$153,500
Net assets sold	(70,930)
Transaction costs	(3,000)
Pre-tax gain	79,570
Income taxes (1)	(8,000)
Gain, net of tax (2)	$71,570

(1)	This amount represents the estimated tax expense associated with the gain from the transaction, using statutory tax rates and available tax attributes based on the applicable jurisdictions.
(2)	For purposes of this pro forma condensed consolidated financial information, the net gain is excluded from the condensed consolidated statement of operations.

No pro forma balance sheet adjustments are necessary for the Specialty Plastics disposition since this transaction is reflected in the Company’s historical condensed consolidated balance sheet as of September 30, 2014.